Exhibit 1

 JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to certain shares of common stock of Newegg Commerce, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Dated as of July 20, 2021

FRED CHANG

/s/ Fred Chang
Fred Chang

TEKHILL USA LLC

By:	/s/ Fred Chang
Name:	Fred Chang
Title:	Manager

FRED CHANG PARTNERS TRUST

/s/ Fred Chang
Fred Chang, as Trustee

NABAL SPRING, LLC

By:	/s/ Fred Chang
Name:	Fred Chang
Title:	Manager

CHANG TRUST 2008

/s/ Fred Chang
Fred Chang, as Trustee

CHANG 2009 ANNUITY TRUST NO. 1

/s/ Fred Chang
Fred Chang, as Trustee

CHANG 2009 ANNUITY TRUST NO. 2

/s/ Fred Chang
Fred Chang, as Trustee

CHANG 2009 ANNUITY TRUST NO. 3

/s/ Fred Chang
Fred Chang, as Trustee